BDO Dunwoody
Chartered Accountants
One Bentall Centre
300-505 Burrard Street
Vancouver, BC, Canada  V7X1T1

                                              Consent of Independent Accountants

PowerTrader, Inc.
Vancouver, British Columbia

We hereby consent to the incorporation by reference of our report dated August 15, 1997, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended June 30, 1997.

Vancouver, British Columbia
September 26, 1997                       /s/ BDO Dunwoody Chartered Accountants